EXHIBIT 99.1

SELECT INTERIOR CONCEPTS PROVIDES UPDATE ON COVID-19

- Safely operating as an essential provider of critical products and services -

- Increased cash position and amended credit facility to enhance financial liquidity -

- Concludes comprehensive review of strategic, operational and financial alternatives –

- Appoints new Chairman of the Board of Directors -

Atlanta, Georgia – April 13, 2020 – Select Interior Concepts, Inc. (NASDAQ: SIC), a premier installer and nationwide distributor of interior building products, today provided an update on its proactive measures to safeguard the health and well-being of its team members, strengthen its financial position and safely operate as an essential installer and distributor amid the coronavirus (COVID-19) pandemic.

The COVID-19 outbreak continues to rapidly spread and impact all aspects of daily life. To date, nearly all affected states have determined residential construction and supply of residential construction trades to be essential services. Virtually all of the Company’s locations remain open and operational to serve customers.

The Company is committed to providing critical services to customers while safeguarding the welfare of its employees, customers and communities. Since February, the Company has taken decisive actions and implemented business continuity plans in accordance with the guidelines of the Center for Disease Control and Prevention (CDC) and other local health authorities. These actions to promote a safe work environment include travel bans, remote work policies, enhanced cleaning and hygiene in facilities, among other measures. The Company’s prior investments in online tools and capabilities, as well as an appointment-only policy at all showrooms has further limited in-person contact. The Company continues to closely monitor its operations and will make additional adjustments as necessary to promote safe business practices, as well as adhere to government mandates and local orders.

“As the COVID-19 crisis continues to spread, our top priority is the safety and well-being of our team members, customers and communities,” said Tyrone Johnson, Chief Executive Officer of Select Interior Concepts. “We are fortunate that our services have been designated as an essential business to continue delivering and installing the critical interior home products that our customers require. That said, during the month of March the broader economic effects of the pandemic began to create challenges in our demand environment.  We are carefully managing our inventory levels, and working closely with our suppliers, to continue to address customer needs and any COVID-19 related interruptions to our international supply chain.  During these extraordinary times, I am extremely proud of the outstanding efforts by our team members to help us to navigate this unprecedented situation.”

Select Interior Concepts believes its balance sheet will enable it to effectively manage the economic impact of COVID-19. The Company and its Board of Directors have taken the following measures to provide enhanced financial flexibility during the COVID-19 pandemic:

•	Drawn $35 million under its existing ABL facility to increase cash on hand
•	Amended the term loan agreement to enhance financial flexibility, including the suspension of the net leverage ratio covenant through the end of 2020, among other factors
•	Suspended capital expenditures, with the exception of safety-related maintenance expenditures
•	Reduced salaries for management, led by the executive team including a 30% reduction for the Chief Executive Officer

•	Reduced bonuses and other general and administrative expenses
•	Frozen hiring, targeted furloughs and reductions of workforce across business units
•	Eliminated Board of Director fees for the remainder of 2020

Cash as of first quarter 2020 was in excess of $35 million and total liquidity was in excess of $70 million, with no term loan or ABL debt maturities until 2023. The Company believes that it is well prepared to preserve liquidity with its current capital position, disciplined cost controls and discretionary spending curtailments. Given that the extent and duration of the evolving COVID-19 situation remains uncertain, the Company will continue to evaluate additional opportunities to further strengthen its financial flexibility. The Company will provide additional updates on its financial performance and capital resources when results for the first quarter are reported in May 2020.

Mr. Johnson stated, “The efforts to enhance our financial strength will better position our Company for success into an uncertain demand environment. Our ability to amend our term facility reflects the resiliency of our business model and recognition of our strong cash flow performance.  In addition, the strategic investments we have made in recent years to expand our footprint, broaden our product offerings and enhance our online tools have strengthened our position to better navigate this current crisis and win into the recovery. We will continue to manage our business in a manner that preserves our financial flexibility and promotes safe practices for the benefit of everyone.”

The Company also announced the appointment of Brett Wyard as Chairman of its Board of Directors, replacing J. David Smith, who is resigning his roles as Chairman and as Director to focus on other interests.  Mr. Wyard has been a Director of the Company since December 2017, and is a founder and the Managing Partner of Solace Capital Partners, the largest shareholder of the Company.  Commenting on Mr. Smith’s departure, Mr. Johnson said, "We would like to thank David for his leadership during his tenure on our Board of Directors. David was instrumental in the growth of Select Interior Concepts, and we wish him well as he turns his focus to his other interests.”

The Board of Directors has concluded its previously announced comprehensive review of strategic, operational and financial alternatives to enhance shareholder value. Although the process has concluded, the Company's Board of Directors will continue to evaluate all opportunities to enhance shareholder value. Mr. Wyard commented, “In light of the global market uncertainty caused by the COVID-19 pandemic, I along with the rest of our Board have unanimously determined that concluding the review of strategic alternatives is in the best interests of shareholders at this time. This decision follows a comprehensive review process, including in-depth discussions with a number of parties that expressed strong interest in the Company and its assets. Those discussions affirmed our confidence that the Company has the opportunity to pursue meaningful additional value creation for shareholders.  While today’s announcement represents the conclusion of our formal strategic review process, we will continue to regularly consider opportunities to drive value on behalf of our shareholders. Our Board remains confident in the management team, and they have our full confidence to execute during this volatile period and emerge as a stronger and well-regarded leader of design, installation and distribution services.”

ABOUT SELECT INTERIOR CONCEPTS

Select Interior Concepts is a premier installer and nationwide distributor of interior building products with leading market positions in highly attractive markets. Headquartered in Atlanta, Georgia, Select Interior Concepts is listed on the NASDAQ and is a component of the Russell 3000 Index.  The Residential Design Services segment provides integrated design, sourcing and installation solutions to customers, in the selection of a broad array of interior products and finishes, including flooring, cabinets, countertops, window treatments, and related interior items. The Architectural Surfaces Group segment distributes natural and engineered stone through a national network of distribution centers and showrooms under proprietary brand names such as AG&M, Modul and Pental. For more information, visit: www.selectinteriorconcepts.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “predict,” “project,” “forecast,” “potential,” “continue,” and other forms of these words or similar words or expressions or the negatives thereof. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events. Forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to, risks and uncertainties relating to the COVID 19 pandemic and those factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Annual Report”), that may cause the Company’s actual results, level of activity, performance or achievement to be materially different from the results or plans expressed or implied by such forward-looking statements. All forward-looking statements in this press release are qualified by the factors, risks and uncertainties contained in our Annual Report. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

CONTACTS:

Investor Relations:

Rodny Nacier

(470) 548-7370

IR@selectinteriorconcepts.com